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                                                                   Exhibit 10.25

                           Memorandum of Understanding

            This MEMORANDUM OF UNDERSTANDING is made and entered into as of June 26, 2000, by and between PPL EnergyPlus, LLC, a Pennsylvania limited liability company, having its principal business at Two North Ninth Street, Allentown, PA 18101-1179, hereinafter referred to as "Buyer" or "PPL EnergyPlus," and PPL Montana, LLC, a Delaware limited liability company, having its principal business at 303 North Broadway, Suite 400, Billings, MT 59101 hereinafter referred to as "Seller" Or "PPLM" (individually, the "Party" and collectively, the "Parties").

            WHEREAS, PPLM and PPL EnergyPlus are affiliates, and neither has a franchised service territory;

            WHEREAS, PPLM owns certain generating facilities ("the Generating Facilities") and desires to sell or make exclusively available all or a portion of the output of those facilities to PPL EnergyPlus so that PPL EnergyPlus may market such output in a manner that is beneficial to PPLM and PPL EnergyPlus;

            WHEREAS, PPLM is authorized by FERC to sell electric energy, capacity and ancillary services at market-based rates and to resell transmission rights and associated ancillary services pursuant to PPLM's FERC Electric Tariff, Original Volume No. 1 ("Market-Based Rate Tariff"); and

            WHEREAS, PPLM and PPL EnergyPlus have executed a Service Agreement under PPLM's Market-Based Rate Tariff; and

            WHEREAS, the Parties desire to set forth certain terms and conditions applicable to the sale and marketing of the Contract Products.

            NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions herein contained, and intending to be legally bound, PPL EnergyPlus and PPLM hereby agree as follows:

                                    Article 1
                                   Definitions

            The following terms shall have the meanings ascribed to them:

            "Contract Product Price" means the price of each Contract Product as set forth in Article 3.

            "Contract Products" means: wholesale energy, capacity and ancillary services produced from the Generating Facilities.


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            "Contract Quantity" shall mean the quantity of Contract Products as determined under Sections 2.1 and 2.2 of this MOU.

            "FERC" means the Federal Energy Regulatory Commission or any successor agency.

            "PPL EnergyPlus Supply Obligation" means a contractual obligation of PPL EnergyPlus to supply Contract Products to retail customers.

            "Transfer Price" shall have the meaning set forth in Section 3.2.

                                    Article 2
                           Commitments of the Parties

            2.1 Energy and Capacity. PPLM shall sell to PPL EnergyPlus a Contract Quantity of energy and capacity equal to: The retail load requirements of PPL EnergyPlus in the Western Systems Coordinating Council region. Provided, however that the amount sold to PPL EnergyPlus is net of the quantity of energy and capacity that PPLM is required to sell to third parties under its then existing wholesale contracts.

            2.2 Ancillary Services. PPLM shall sell to PPL EnergyPlus a Contract Quantity of ancillary services equal to: The requirements for ancillary services in the Western Systems Coordinating Council region. Provided, however that the amount sold to PPL EnergyPlus is net of the quantity of ancillary services that PPLM is required to sell to third parties under its then existing wholesale contracts.

            2.3 Retail Sales. PPL EnergyPlus may resell the Contract Products at retail and shall have the sole authority to enter into and responsibility for such sales.

                                    Article 3
                             Contract Product Price

            3.1 Transfer. PPL EnergyPlus shall transfer on a monthly basis to PPLM an amount equal to the product of (a) the Contract Product Price, and (b) the Contract Quantity for each Contract Product sold in such month.

            3.2 The Contract Product Price. The Contract Product Price for Contract Products that PPL EnergyPlus purchases from PPLM shall be either a fixed or floating rate based upon the pricing structure of the underlying supply obligation between PPL EnergyPlus and its customer and shall be as follows:

            (a) Fixed Price. For any PPL EnergyPlus Supply Obligation that is based on a flat, fixed price the Contract Product Price shall be the Mid-C forward market price based on the term of the PPL EnergyPlus Supply Obligation in effect as of the date such obligation arose. Such Mid-C forward market price shall be agreed


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to by both PPL EnergyPlus and PPLM. The Fixed Price shall not be adjusted or amended during the term of the transaction.

            (b) Floating Price. For any PPL EnergyPlus Supply Obligation that is based on a floating price the Contract Product Price shall vary throughout the term of the PPL EnergyPlus Supply Obligation and shall be adjusted monthly based upon the average daily Mid-C settlement price for the then current month plus $1.00/MWh.

            (c) Combination Fixed Price and Floating Price. For any Contract Product purchased by PPL EnergyPlus from PPLM that is based upon a PPL EnergyPlus Supply Obligation that combines flat and index pricing, the Fixed Price and Floating Price mechanisms referenced previously in this section will apply to such fixed and index portions of the PPL EnergyPlus Supply Obligation.

                                    Article 4
                                   Term of MOU

            The term of this MOU shall commence on the first full day that PPLM owns the Generating Facilities and shall remain in effect until December 31, 2000;

                                    Article 5
                           Credit and Risk Management

            Transactions undertaken pursuant to this MOU shall be in accordance with the Risk Management Protocol issued by the PPL Corporation Risk Management Committee.

                                    Article 6
                            Assignment and Succession

            Neither Party shall assign this MOU or its rights hereunder.

                                    Article 7
                                  Miscellaneous

            7.1 Regulatory. It is understood by the Parties that this MOU and performance hereunder is subject to all present and future valid and applicable laws, orders, statutes, and regulations of courts or regulatory bodies (state or federal) having jurisdiction over PPL EnergyPlus, PPLM, this MOU or any Transaction hereunder.

            7.2 Authorizations. The Parties hereto represent that they have, or will have at the time of documentation of any transaction and at the time of scheduling, delivery or receipt of the Contract Products, all appropriate authorizations necessary or proper to consummate this MOU.


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            7.3 Monitoring and Recording. Each Party acknowledges and consents to the monitoring and recording of all telephone conversations between its representatives and the representatives of the other Party.

            7.4 Notices. Any notice given pursuant to this MOU shall be in writing and delivered to the following:

PPL EnergyPlus:
NOTICES & CORRESPONDENCE                     INVOICES
------------------------                     --------

PPL EnergyPlus, LLC                          PPL EnergyPlus, LLC
Two North Ninth Street                       Two North Ninth Street
Allentown, PA 18101-1179                     Allentown, PA 18101-1179
Attn: Manager, Electric Trading (GENTW2O)    Attn: Cash Receipts (GENN2B)
Fax: 610-774-6043                            Fax: 610-774-4446

PPLM:
NOTICES & CORRESPONDENCE                     PAYMENTS
------------------------                     --------

PPL Montana, LLC                             PPL Montana, LLC
303 North Broadway, Suite 400                Two North Ninth Street
Billings, MT 59101                           Allentown, PA 18101-1179
Attn: General Counsel                        Attn: Cash Receipts (GENN2B)
Fax: 406-869-5149                            Fax: 610-774-4446

            7.5 Non-Waiver. No waiver by either Party hereto of any one or more defaults by the other in the performance of any of the provisions of this MOU shall be construed as a waiver of any other default or defaults whether of a like kind or different nature.

            IN WITNESS WHEREOF, each Party has caused this MOU to be signed by its duly authorized officer as of the date first above written. This MOU may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      --------------------
         OFFICE OF
      GENERAL COUNSEL

      BY: /s/ ILLEGIBLE
          ---------------
      DATE: 6/29/00
            --------
      --------------------


PPL Energy Plus, LLC                         PPL Montana, LLC



By:    /s/ Lawrence E. De Simone             By:    /s/ David B. Kinnard
       ---------------------------------            ----------------------------

Name:   Lawrence E. De Simone                Name:  David B. Kinnard
       ---------------------------------            ----------------------------

Title: President - PPL Energy Plus, LLC      Title: V.P & General Counsel
       ---------------------------------            ----------------------------


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